Exhibit 99.1

Travelport Worldwide Limited Reports First Quarter 2016 Results

POSITIVE START TO THE YEAR AND STRONG BEYOND AIR REVENUE GROWTH

LANGLEY, U.K., May 5, 2016 — Travelport Worldwide Limited (NYSE: TVPT) announces its financial results for the first quarter ended March 31, 2016.

Key Points

•	Net revenue up 6% to $609 million; operating income of $80 million and income per share (diluted) of $0.13
•	Adjusted EBITDA up 12% and Adjusted Income per Share (diluted) up 71%
•	Travel Commerce Platform revenue up 7%; RevPas up 12% to $6.43 with over half of the increase driven by Air
•	Strong revenue growth from certain higher value International regions, including Europe (up 18%), Latin America and Canada (up 18%) and Asia Pacific (up 9%), with International air segment growth above International GDS air segment growth
•	Air revenue up 3% to $444 million; ~160 airlines now live with our industry-leading merchandising solutions
•	Beyond Air revenue up 23% to $135 million, now 23% of Travel Commerce Platform revenue (Q1 2015: 20%)
•	Hospitality segment attachment up 5% to 43 per 100 airline tickets issued
•	eNett net revenue up 76% to $33 million, driven by the carryover of new customer implementations, as well as transaction growth with existing customers
•	Re-affirming full year guidance

Gordon Wilson, President and CEO of Travelport, commented:

“Travelport has delivered a positive start to the year which builds on the momentum we established in 2015. We continued to drive our leadership positions in airline merchandising, hospitality, B2B payments and mobile commerce, leading to particularly strong International revenue growth, notably in Europe, Latin America and Canada and Asia Pacific. Air revenue benefited from our geographical mix as well the further adoption and penetration of our merchandising solutions – now implemented with around 160 airlines. We continue to grow Beyond Air, up by 23% in the quarter, with good growth again in hospitality, particularly in the United States, Latin America and Canada. Moreover MTT, our mobile commerce subsidiary, announced a number of new customer wins, and our payments business, eNett, grew its revenue by 76% as it cleared its backlog of customer implementations from last year and also gained more share of business with existing clients. These results show our progress in delivering continued top and bottom line growth and we re-affirm our full year guidance.”

Summary

	Three months ended March 31,
(in $ thousands, except per share amounts)	2016	2015	Better / (Worse)
Net revenue	609,263	572,128	6%
Operating income	79,868	33,749	137%
Net income (loss)	17,181	(7,108)	*
Income (loss) per share – diluted	$0.13	$(0.07)	*
Adjusted EBITDA	154,140	137,458	12%
Adjusted Operating Income	96,464	76,724	26%
Adjusted Net Income	50,955	29,577	72%
Adjusted Income per Share – diluted	$0.41	$0.24	71%
Net cash provided by operating activities	26,204	11,019	138%
Adjusted Free Cash Flow	(5,070)	(21,018)	76%
Cash dividend per share	$0.075	$0.075	—

* Percentage calculated not meaningful

The Company refers to certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Net Income (Loss), Adjusted Income (Loss) per Share, Capital Expenditures, Net Debt and Adjusted Free Cash Flow. Please refer to pages 9, 11 and 12 of this press release for additional information, including reconciliations of such non-GAAP financial measures. We have not reconciled non-GAAP financial measures guidance to relevant GAAP measures guidance because we do not provide guidance for equity-based compensation expense, provision for income taxes, interest income, interest expense, litigation and related costs, and other items, as certain of these items are out of our control and/or cannot be reasonably predicted.

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Discussion of Results

Net Revenue

Net revenue is comprised of:

	Three Months Ended March 31,		Change
(in $ thousands)	2016	2015	$	%
Air	$443,884	$431,521	$12,363	3
Beyond Air	135,002	110,120	24,882	23
Travel Commerce Platform	578,886	541,641	37,245	7
Technology Services	30,377	30,487	(110)	—
Net Revenue	$609,263	$572,128	$37,135	6

Net revenue increased by $37 million, or 6%, to $609 million primarily due to growth in Travel Commerce Platform revenue of $37 million, or 7%. RevPas increased 12% to $6.43, driving a $63 million increase in Travel Commerce Platform revenue, which was offset by lower volumes. International Reported Segments increased 1%, driving $3 million of the increase, offset by a 12% decrease in United States Reported Segments primarily due to the impact of our renegotiated contract with Orbitz Worldwide in 2014. Overall, total Reported Segments decreased 5% to 90 million.

Within Travel Commerce Platform revenue, Air increased by $12 million, or 3%, mainly due to improved pricing, mix and merchandising. Beyond Air increased by $25 million, or 23%, as a result of continued growth in payment solutions and hospitality, as well as our expansion into mobile commerce solutions. Technology Services revenue remained stable at $30 million.

Adjusted EBITDA

Adjusted EBITDA increased by $17 million, or 12%, to $154 million. The increase is primarily the result of growth in RevPas, partially offset by lower volumes and increased expenses as we continue to invest in our platform through acquisition and expansion of our go-to-market commercial capabilities.

Operating Income

Operating income increased by $46 million to $80 million primarily due to (i) a reduction in non-core corporate costs of $19 million mainly related to fluctuations in unrealized gain (loss) on foreign currency derivative contracts, (ii) an increase in Adjusted EBITDA of $17 million and (iii) a $9 million reduction in depreciation and amortization as the useful lives expired on a portion of acquired intangible assets.

Net Income

Net income increased by $24 million from a loss of $7 million in 2015 to an income of $17 million in 2016, primarily due to a $46 million increase in operating income offset by a $16 million increase in interest expense resulting from an unrealized loss on interest rate derivative contracts. Further, positive contribution of $6 million in 2015 resulted from the gain on our sale of shares of Orbitz Worldwide, Inc.

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) improved by $21 million to $51 million in the first quarter of 2016, primarily due to the increase in net income.

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased by $15 million to $26 million, primarily as a result of the increase in operating income.

Adjusted Free Cash Flow

Adjusted Free Cash Flow increased by $16 million, primarily due to an increase in net cash provided by operating activities.

Net Debt

Net Debt increased from $2,282 million at December 31, 2015 to $2,297 million at March 31, 2016, and is comprised of $2,425 million in total debt less $128 million in cash and cash equivalents.

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Business Update

Growth from higher value International regions continue to drive Travel Commerce Platform

•	Travel Commerce Platform revenue growth was driven by a 12% increase in revenue from International regions.
•	This growth more than offset the 4% decline in revenue from the United States which, as anticipated, was impacted by the continued roll-off of Orbitz Worldwide-related segments following its renegotiated long-term contract with Travelport effected last year.
•	Growth continued in Europe across both Air and Beyond Air, with revenue growth of 18% in Q1. Increasing transaction levels at recently converted new customers contributed to this growth, with strong air segments growth in Russia, Spain and France.
•	Revenue from Latin America and Canada grew by 18% with strong growth across Air and Beyond Air.
•	Our momentum in Asia Pacific continued with revenue growth of 9% in Q1, with double-digit growth in air segments in India, Hong Kong and Indonesia as well as outperformance of the underlying GDS air market in South Korea.
•	On April 1, 2016, we completed the tuck-in acquisition and vertical integration of our distributor in Japan. Alongside our other strategic partnerships in Japan, the deal facilitates tighter product alignment and renewed focus to local sales, support and marketing activities, strengthening our growth prospects in one of the world’s largest travel regions. Although immediately accretive to earnings, the financial impact to Travelport is immaterial in the short term.

Travelport extends Air merchandising leadership

•	Air France - KLM upgraded its agreement with Travelport to include our industry-leading airline merchandising solutions.
•	We also signed an extended long-term agreement with easyJet, including upgraded participation in our airline merchandising solutions.
•	Other new signings and implementations during the period included China Southern Airlines and Shanghai Airlines, and we also went live with the branded and tailored content of British Airways and Iberia.
•	In total, around 160 airlines are now fully implemented on Travelport with these high value-adding merchandising capabilities.

Strong growth in Beyond Air

Revenue from Beyond Air grew by 23% to $135 million in Q1 with growth across hospitality, payment solutions and mobile commerce.

•	Travelport signed a new long-term strategic distribution agreement with Marriott International, which operates more than 4,400 hotels across 87 countries and territories, further deepening Travelport’s hotel content leadership.
•	Growth in Asia will be bolstered by OyoRooms, India’s largest branded hotel network with over 5,500 properties that commenced distribution through Travelport during the period – the first of a series of directly acquired local chains and hotel aggregators due to go live on Travelport in 2016.
•	eNett’s net revenue for Q1 was $33 million, representing growth of 76% (Q1 2015: $19 million).
o	Several new customer implementations were completed in the first quarter of 2016, of which many related to new customer signings from 2015.
o	eNett also continues to grow the value of payments settled with its existing customers, as well from more recent customer signings, particularly in the OTA space.
•	MTT continues to perform well and has added to its customer roster Etihad Airways, the national airline of the United Arab Emirates.

Full Year 2016 Guidance

We re-affirm our guidance for full year 2016, as announced on February 18, 2016.

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Impact of Foreign Exchange Movements

Our results of operations are reported in U.S. dollars. With approximately 93% of our net revenue denominated in U.S. dollars in Q1, exchange rate movements in this currency have a low impact on our reported net revenue. eNett, which represented approximately 5% of our net revenue in Q1, is the largest source of non-U.S. dollar net revenue.

Of our costs and expenses in Q1, excluding depreciation on property and equipment, amortization of customer loyalty payments, amortization of acquired intangible assets and non-core corporate costs, approximately 66% were denominated in U.S. dollars.

We employ foreign exchange forward contracts to hedge our exposure to changes in foreign exchange rates, particularly against the British pound, the Euro and the Australian dollar, which are the main non-U.S. dollar components of our costs and expenses. The year over year impact of foreign exchange movements had a positive impact to Adjusted EBITDA for Q1.

Dividend

On May 3, 2016, Travelport’s Board of Directors declared a cash dividend of $0.075 per common share for the first quarter of 2016. The dividend will be payable on June 16, 2016 to shareholders of record on June 2, 2016.

Conference Call

The Company’s first quarter 2016 earnings conference call will be held later today (on May 5, 2016) beginning at 8:00 a.m. (Eastern Time).

A live audiocast of the presentation and accompanying slides will be available via the Investor Center section of Travelport’s website at ir.travelport.com. Please visit the site or click the following link to pre-register: https://www.webcaster4.com/Webcast/Page/1138/14583.

A replay of the audiocast will be made available on the Investor Center section of Travelport’s website shortly after the end of the earnings call and will be available for one year thereafter.

Contacts

For further information, please contact:

Investors:

Majid Nazir

Vice President, Investor Relations

Tel: +44 (0)1753 288 857

majid.nazir@travelport.com

Media:

Kate Aldridge

Vice President, Corporate Communications
Tel: +44 (0)1753 288 720
kate.aldridge@travelport.com

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About Travelport (www.travelport.com)

Travelport is a Travel Commerce Platform providing distribution, technology, payment, mobile and other solutions for the global travel and tourism industry.  With a presence in approximately 180 countries, over 3,700 employees, and an additional 1,200 employees at IGT Solutions Private Ltd who provide us with application development services, our 2015 net revenue was over $2.2 billion.

Travelport is comprised of:

-	A Travel Commerce Platform through which it facilitates travel commerce by connecting the world’s leading travel providers with online and offline travel buyers in a proprietary business-to-business (B2B) travel marketplace. Travelport has a leadership position in airline merchandising, hotel content and rate distribution, mobile travel commerce and a pioneering B2B payment solution that addresses the needs of travel intermediaries to efficiently and securely settle travel transactions.

-	Technology Services through which it provides critical IT services to airlines, such as shopping, ticketing, departure control and other solutions, enabling them to focus on their core business competencies and reduce costs.

Travelport is headquartered in Langley, U.K. The Company is listed on the New York Stock Exchange and trades under the symbol “TVPT”.

Forward-Looking Statements

Certain statements in this press release, including outlook and financial guidance, constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of our information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact our outstanding indebtedness may have on the way we operate our business; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as payment and mobile commerce solutions. These and other potential risks and uncertainties that could cause actual results to differ are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 18, 2016, and available on the SEC’s website at www.sec.gov.

Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

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TRAVELPORT WORLDWIDE LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in $ thousands, except share data)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015

Net revenue	$609,263	$572,128

Costs and expenses
Cost of revenue	362,677	349,231
Selling, general and administrative	114,477	128,120
Depreciation and amortization	52,241	61,028

Total costs and expenses	529,395	538,379

Operating income	79,868	33,749
Interest expense, net	(54,895)	(39,389)
Gain on sale of shares of Orbitz Worldwide	—	6,271

Income before income taxes and share of earnings in equity method investment	24,973	631
Provision for income taxes	(7,792)	(7,758)
Share of earnings in equity method investment	—	19

Net income (loss)	17,181	(7,108)
Net income attributable to non-controlling interest in subsidiaries	(596)	(1,033)
Net income (loss) attributable to the Company	$16,585	$(8,141)

Income (loss) per share – Basic:
Income (loss) per share	$0.13	$(0.07)

Weighted average common shares outstanding – Basic	123,718,311	121,411,360

Income (loss) per share – Diluted:
Income (loss) per share	$0.13	$(0.07)

Weighted average common shares outstanding – Diluted	123,778,407	121,411,360

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TRAVELPORT WORLDWIDE LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(in $ thousands, except share data)	March 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$127,993	$154,841
Accounts receivable (net of allowances for doubtful accounts of $14,242 and $14,575)	253,728	205,686
Deferred income taxes	5,231	5,133
Other current assets	141,440	99,481
Total current assets	528,392	465,141
Property and equipment, net	447,777	459,848
Goodwill	1,072,075	1,067,415
Trademarks and tradenames	314,013	313,961
Other intangible assets, net	540,141	534,540
Deferred income taxes	10,485	10,348
Other non-current assets	52,905	54,176
Total assets	$2,965,788	$2,905,429
Liabilities and equity
Current liabilities:
Accounts payable	$73,995	$74,277
Accrued expenses and other current liabilities	476,269	430,650
Current portion of long-term debt	62,484	74,163
Total current liabilities	612,748	579,090
Long-term debt	2,362,205	2,363,035
Deferred income taxes	59,027	59,663
Other non-current liabilities	228,482	226,499
Total liabilities	3,262,462	3,228,287
Commitments and contingencies
Shareholders’ equity (deficit):
Preference shares ($0.0025 par value; 225,000,000 shares authorized; no shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively)	—	—
Common shares ($0.0025 par value; 560,000,000 shares authorized; 124,587,794 shares and 124,476,382 shares issued; 123,719,469 shares and 123,631,474 shares outstanding as of March 31, 2016 and December 31, 2015, respectively)	311	311
Additional paid in capital	2,715,106	2,715,538
Treasury shares, at cost (868,325 shares and 844,908 shares as of March 31, 2016 and December 31, 2015, respectively)	(13,606)	(13,331)
Accumulated deficit	(2,865,073)	(2,881,658)
Accumulated other comprehensive loss	(167,797)	(177,507)
Total shareholders’ equity (deficit)	(331,059)	(356,647)
Equity attributable to non-controlling interest in subsidiaries	34,385	33,789
Total equity (deficit)	(296,674)	(322,858)
Total liabilities and equity	$2,965,788	$2,905,429

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TRAVELPORT WORLDWIDE LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in $ thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Operating activities
Net income (loss)	$17,181	$(7,108)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52,241	61,028
Amortization of customer loyalty payments	16,574	18,329
Gain on sale of shares of Orbitz Worldwide	—	(6,271)
Amortization of debt finance costs and debt discount	2,571	2,551
(Gain) loss on foreign exchange derivative instruments	(11,074)	10,586
Loss on interest rate derivative instruments	16,456	—
Share of earnings in equity method investment	—	(19)
Equity-based compensation	9,117	12,402
Deferred income taxes	(887)	1,724
Customer loyalty payments	(25,307)	(23,400)
Pension liability contribution	(1,118)	(672)
Changes in assets and liabilities:
Accounts receivable	(49,424)	(51,218)
Other current assets	(23,251)	(12,520)
Accounts payable, accrued expenses and other current liabilities	27,232	8,104
Other	(4,107)	(2,497)
Net cash provided by operating activities	26,204	11,019

Investing activities
Property and equipment additions	(22,521)	(27,084)
Proceeds from sale of shares of Orbitz Worldwide	—	6,271
Net cash used in investing activities	(22,521)	(20,813)

Financing activities
Proceeds from revolver borrowings	10,000	—
Repayment of revolver borrowings	(10,000)	—
Repayment of term loans	(9,405)	(5,938)
Repayment of capital lease obligations and other indebtedness	(12,079)	(8,056)
Release of cash provided as collateral	—	2,279
Dividend to shareholders	(9,280)	(9,106)
Treasury share purchase related to vesting of equity awards	(275)	—
Net cash used in financing activities	(31,039)	(20,821)

Effect of changes in exchange rate on cash and cash equivalents	508	(973)
Net decrease in cash and cash equivalents	(26,848)	(31,588)
Cash and cash equivalents at beginning of period	154,841	138,986
Cash and cash equivalents at end of period	$127,993	$107,398

Supplemental disclosures of cash flow information
Interest payments, net of capitalized interest	$37,480	$37,901
Income tax payments, net of refunds	4,549	7,263
Non-cash capital lease additions	6,779	4,070

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TRAVELPORT WORLDWIDE LIMITED

NON-GAAP MEASURES

(unaudited)

Reconciliation of Net Income (Loss) to Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA	Three Months Ended March 31,
(in $ thousands)	2016	2015
Net income (loss)	$17,181	$(7,108)
Adjustments:
Amortization of intangible assets	11,139	18,623
Share of earnings in equity method investment	—	(19)
Gain on sale of shares of Orbitz Worldwide	—	(6,271)
Equity-based compensation and related taxes	9,101	12,402
Corporate and restructuring costs	7,409	1,614
Other – non cash (*)	5,403	10,336
Tax impact of adjustments	722	—
Adjusted Net Income	50,955	29,577
Adjustments:
Interest expense, net (excluding $16m of unrealized loss on interest rate swaps)	38,439	39,389
Remaining provision for income taxes	7,070	7,758
Adjusted Operating Income	96,464	76,724
Adjustments:
Depreciation and amortization of property and equipment	41,102	42,405
Amortization of customer loyalty payments	16,574	18,329
Adjusted EBITDA	$154,140	$137,458

(*) Other—non cash includes (i) unrealized (gains) losses on foreign currency exchange derivative contracts of $(11) million and $10 million for the three months ended March 31, 2016 and 2015, respectively, and (ii) unrealized loss on interest rate derivative contracts of $16 million for the three months ended March 31, 2016.

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities and Adjusted Free Cash Flow	Three Months Ended March 31,
(in $ thousands)	2016	2015
Adjusted EBITDA	$154,140	$137,458
Add (Less):
Interest payments	(37,480)	(37,901)
Tax payments	(4,549)	(7,263)
Customer loyalty payments	(25,307)	(23,400)
Changes in working capital	(49,048)	(50,588)
Pensions liability contribution	(1,118)	(672)
Changes in other assets and liabilities	(7,108)	(3,512)
Other adjusting items (*)	(3,326)	(3,103)
Net cash provided by operating activities	26,204	11,019
Add: other adjusting items (*)	3,326	3,103
Less: capital expenditures on property and equipment additions	(22,521)	(27,084)
Less: repayment of capital lease obligations and other indebtedness	(12,079)	(8,056)
Adjusted Free Cash Flow	$(5,070)	$(21,018)

(*) Other adjusting items relate to payments for costs included within operating income but excluded from Adjusted EBITDA, and during the three months ended March 31, 2016 and 2015 relate to payments for corporate and restructuring costs.

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TRAVELPORT WORLDWIDE LIMITED

OPERATING STATISTICS

(unaudited)

Net revenue is comprised of:

	Three Months Ended March 31,
(in $ thousands)	2016	2015	% Change
Air	$443,884	$431,521	3
Beyond Air	135,002	110,120	23
Travel Commerce Platform	578,886	541,641	7
Technology Services	30,377	30,487	—
Net Revenue	$609,263	$572,128	6

The table below sets forth Travel Commerce Platform revenue by region:

	Three Months Ended March 31,
(in $ thousands)	2016	2015	% Change
Asia Pacific	$128,495	$117,773	9
Europe	194,847	165,727	18
Latin America and Canada	28,036	23,761	18
Middle East and Africa	73,450	73,323	—
International	424,828	380,584	12
United States	154,058	161,057	(4)
Travel Commerce Platform	$578,886	$541,641	7

The table below sets forth Travel Commerce Platform Reported Segments by region and global RevPas:

	Three Months Ended March 31,
(in thousands, except where specified)	2016	2015	% Change
Asia Pacific	16,989	16,719	2
Europe	23,133	22,989	1
Latin America and Canada	4,550	4,271	7
Middle East and Africa	9,721	9,929	(2)
International	54,393	53,908	1
United States	35,580	40,612	(12)
Travel Commerce Platform Reported Segments	89,973	94,520	(5)
International	$7.81	$7.06	11
United States	$4.33	$3.97	9
Travel Commerce Platform RevPas	$6.43	$5.73	12

Other Metrics

	Three Months Ended March 31,
(in thousands, except where specified)	2016	2015	% Change
Transaction value processed on the Travel Commerce Platform	$20,133,265	$21,846,122	(8)
Percent of Air segment revenue from away bookings	68%	65%	3
Hotel room nights sold	15,673	15,574	1
Car rental days sold	21,927	20,943	5
Hospitality segments per 100 airline tickets issued	43	41	5
Capital Expenditures	$34,600	$35,140	(2)

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TRAVELPORT WORLDWIDE LIMITED

DEFINITIONS

(unaudited)

Definitions

Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding depreciation and amortization of property and equipment, amortization of customer loyalty payments, interest expense, net (excluding unrealized gains (losses) on interest rate derivative instruments), and related income taxes.

Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities of continuing operations, adjusted to remove the impact of cash paid for other adjusting items which we believe are unrelated to our ongoing operations and to deduct Capital Expenditures.

Adjusted Income (Loss) per Share - Diluted is defined as Adjusted Net Income (Loss) for the period divided by the weighted average number of dilutive common shares.

Adjusted Net Income (Loss) is defined as net income (loss) from continuing operations excluding amortization of acquired intangible assets, gain (loss) on early extinguishment of debt, share of earnings (losses) in equity method investments, and items that are excluded under our debt covenants, such as gain on sale of shares of Orbitz Worldwide, Inc., non-cash equity-based compensation, certain corporate and restructuring costs, certain litigation and related costs, and other non-cash items such as unrealized foreign currency gains (losses) on earnings hedges, and unrealized gains (losses) on interest rate derivative instruments, along with any income tax related to these exclusions.

Adjusted Operating Income (Loss) is defined as Adjusted EBITDA less depreciation and amortization of property and equipment and amortization of customer loyalty payments.

Capital Expenditures is defined as cash paid for property and equipment plus repayments in relation to capital leases and other indebtedness.

Customer Loyalty Payments are payments made to travel agencies or travel providers with an objective of increasing the number of travel bookings using the Company’s Travel Commerce Platform and to improve the travel agencies or travel providers’ loyalty, which are instrumented through agreements with a term over a year. Under the contractual terms, the travel agency or travel provider commits to achieve certain economic objectives for the Company. Such costs are specifically identifiable to individual contracts with travel agencies or travel providers, which have determinable contractual lives. Due to the contractual nature of the payments, the Company believes that such assets are appropriately classified as intangible assets.

Net Debt is defined as total debt comprising of current and non-current portion of long-term debt minus cash and cash equivalents.

Reported Segments means travel provider revenue generating units (net of cancellations) sold by the Company’s travel agency network, geographically presented by region based upon the point of sale location.

Travel Commerce Platform RevPas (“RevPas”) represents Travel Commerce Platform revenue per segment and is computed by dividing Travel Commerce Platform revenue by the total number of Reported Segments.

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TRAVELPORT WORLDWIDE LIMITED

NON-GAAP FINANCIAL MEASURES

(unaudited)

Non-GAAP Financial Measures

Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss), as determined under U.S. GAAP. In addition, these measures may not be comparable to similarly named measures used by other companies. We have included these measures as they are the primary metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. They are also used by the management to assess the performance and profitability of the Company to determine incentive compensation for future periods.

We believe our important measure of liquidity is Adjusted Free Cash Flow. This measure is useful indicator of our ability to generate cash to meet our liquidity demands. We believe Adjusted Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash. We believe this measure gives management and investors a better understanding of the cash flows generated by our underlying business, as cash paid for other adjusting items are unrelated to the underlying business and our Capital Expenditures are primarily related to the development of our operating platforms. Adjusted Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure should not be considered as measure of liquidity or cash flows from operations as determined under U.S. GAAP.

We believe Adjusted Income (Loss) per Share-diluted is a useful measure for our investors as it represents, on a per share basis, our consolidated results, taking into account depreciation and amortization on property and equipment and amortization of customer loyalty payments, as well as other items which are not allocated to the operating businesses such as interest expense (excluding unrealized gains (losses) on interest rate derivative instruments) and related income taxes but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Income (Loss) per Share-diluted has similar limitations as Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA and may not be comparable to similarly named measures used by other companies. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we believe it is important to evaluate these measures along with our consolidated condensed statements of operations.

The management uses Net Debt to review the Company’s overall liquidity, financial flexibility, capital structure and leverage. Further, we believe, certain debt rating agencies, creditors and credit analysts monitor our Net Debt as part of their assessment of our business. Net Debt is not a measurement of our indebtedness under U.S. GAAP and should not be considered in isolation or as alternative to assess our total debt or any other measures derived in accordance with U.S. GAAP.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Travelport’s results as reported under U.S. GAAP.

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